UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under to §240.14a-12

GLADSTONE CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

GLADSTONE CAPITAL CORPORATION

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON December 11, 2023

To the Stockholders of Gladstone Capital Corporation:

Notice Is Hereby Given that a Special Meeting of Stockholders (the “Special Meeting”) of Gladstone Capital Corporation, a Maryland corporation (the “Company”), will be held on December 11, 2023, at 10:30 a.m. Eastern Time. The Special Meeting will be a completely “virtual meeting.” You will be able to attend the meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/GLAD2023SM and entering the company number and control number included on your proxy card or in the instructions that accompany your proxy materials.

At the Special Meeting, you will be asked to consider and vote upon the following proposal:

(1)	To approve a new investment advisory agreement (the “New Advisory Agreement”) between the Company and Gladstone Management Corporation, the Company’s investment adviser (the “Adviser”).

The foregoing item of business is more fully described in the Proxy Statement accompanying this Notice.

We intend to mail these materials on or about October 26, 2023 to all stockholders of record entitled to vote at the Special Meeting. Our Board of Directors has fixed the close of business on October 18, 2023 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

As further described in the Proxy Statement accompanying this Notice, based on a consideration of all the factors in their totality, our Board of Directors, including each of the independent directors, unanimously determined that the New Advisory Agreement, including the compensation payable under the agreement, was fair and reasonable to the Company. Our Board of Directors, including each of the independent directors, therefore unanimously determined that the approval of the New Advisory Agreement was in the best interests of the Company and its stockholders.

There are no changes to the terms, including the fee structure and services to be provided, of the advisory agreement between the Company and the Adviser currently in effect (the “Original Advisory Agreement”) in the New Advisory Agreement, other than the date and term of the New Advisory Agreement as compared to the Original Advisory Agreement. In addition to there being no changes to the fee structure, no other fees or expenses currently paid by the Company will change as a result of entry into the New Advisory Agreement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be

held on December 11, 2023 at 10:30 a.m. Eastern Time, virtually, in a live webcast at www.virtualshareholdermeeting.com/GLAD2023SM.

The Proxy Statement is also available at www.proxyvote.com.

By Order of the Board of Directors

Michael LiCalsi
General Counsel and Secretary

McLean, Virginia

October 26, 2023

ALL OF OUR STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING VIA WEBCAST. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET, OR VOTE BY PROXY OVER THE TELEPHONE, AS INSTRUCTED IN THESE MATERIALS. SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS PROMPTLY WILL ASSIST US IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION, BUT IT WILL NOT AFFECT YOUR RIGHT TO VOTE IF YOU ATTEND THE SPECIAL MEETING (AND, IF YOU ARE NOT A STOCKHOLDER OF RECORD, YOU HAVE OBTAINED A LEGAL PROXY FROM THE BANK, BROKER, TRUSTEE OR OTHER NOMINEE THAT HOLDS YOUR SHARES GIVING YOU THE RIGHT TO VOTE THE SHARES AT THE SPECIAL MEETING).

GLADSTONE CAPITAL CORPORATION

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held On December 11, 2023

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this Proxy Statement and the enclosed proxy card because the board of directors (the “Board”) of Gladstone Capital Corporation (“we,” “us,” or the “Company”) is soliciting your proxy to vote at the special meeting of the Company’s stockholders to be held on December 11, 2023 (the “meeting” or “special meeting”), including adjournments or postponements thereof, if any. You are invited to attend the special meeting to vote on the proposal described in this Proxy Statement, which meeting will take place through a live webcast by visiting www.virtualshareholdermeeting.com/GLAD2023SM. However, you do not need to attend the meeting through the webcast to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to vote by proxy over the telephone or through the Internet prior to the special meeting.

We intend to mail these materials on or about October 26, 2023 to all stockholders of record entitled to vote at the special meeting.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES EITHER BY MAIL, BY TELEPHONE, OR THROUGH THE INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON DECEMBER 11, 2023:

The Notice of Special Meeting and this Proxy Statement are available at the following Internet address: www.proxyvote.com.

How can I attend the special meeting?

The meeting will be held on December 11, 2023, at 10:30 a.m. Eastern Time, virtually, in a live webcast on the website www.virtualshareholdermeeting.com/GLAD2023SM where you will be able to vote your shares during the meeting and submit any questions. You will need to enter the company number and the control number included on your proxy card or in the instructions that accompany your proxy materials to enter the meeting. If you experience technical difficulties in attending the meeting virtually, please dial 844-986-0822 (US) or 303-562-9302 (International) for assistance.

Who can vote at the special meeting?

Only holders of record of our common stock at the close of business on October 18, 2023 will be entitled to vote at the special meeting. On the record date, there were 43,508,897 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on October 18, 2023, your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Held in the Name of a Broker, Bank, Nominee, or other Similar Organization

If at the close of business on October 18, 2023, your shares were held, not in your name, but in an account at a brokerage firm, bank, dealer, or other similar organization or nominee (collectively, a “Brokerage Firm”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that Brokerage Firm because the Brokerage Firm holding your account or its nominee is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your Brokerage Firm regarding how to vote the shares in your account. You are also invited to attend the special meeting via live webcast on the website: www.virtualshareholdermeeting.com/GLAD2023SM. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your Brokerage Firm.

What am I voting on?

There is one matter scheduled for a vote:

1.

To approve a new investment advisory agreement (the “New Advisory Agreement”) between the Company and Gladstone Management Corporation (the “Adviser”), the Company’s investment adviser (the “Proposal”).

Has the Board considered whether the New Advisory Agreement is in the best interests of the Company and its stockholders?

As further described below under “Approval of the New Advisory Agreement - Recommendation of the Board”, based on a consideration of all the factors in their totality, the Board, including each of the independent directors, unanimously determined that the New Advisory Agreement, including the compensation payable under the agreement, was fair and reasonable to the Company. The Board, including each of the independent directors, therefore unanimously determined that the approval of the New Advisory Agreement was in the best interests of the Company and its stockholders.

Are there any material changes between Original Advisory Agreement and the New Advisory Agreement?

As further described below under “Approval of the New Advisory Agreement - Background”, there are no changes to the terms, including the fee structure and services to be provided, of the currently existing investment advisory agreement between the Company and the Adviser (the “Original Advisory Agreement”) in the New Advisory Agreement, other than the date and term of the New Advisory Agreement as compared to the Original Advisory Agreement. In addition to there being no changes to the fee structure, no other fees or expenses currently paid by the Company will change as a result of entry into the New Advisory Agreement.

Will there be any changes to the Company’s principal investment objective, investment strategies, fundamental investment restrictions or principal risks as a result of entry into the Voting Trust Agreement or New Advisory Agreement?

There will be no changes to the Company’s principal investment objective, investment strategies, fundamental investment restrictions or principal risks as a result of entry into the Voting Trust Agreement (as defined below) or the New Advisory Agreement.

How do I vote?

For the Proposal, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the special meeting, vote by proxy using the enclosed proxy card and return envelope, or vote by proxy over the telephone or through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting via webcast and vote in person, even if you have already voted by proxy.

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To vote virtually during the live webcast of the special meeting, please follow the instructions for attending and voting at the special meeting posted at www.virtualshareholdermeeting.com/GLAD2023SM. You will need the company number and control number included on the enclosed proxy card. All votes must be received by the inspectors of election appointed for the meeting before the polls close at the special meeting.

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To vote using the enclosed proxy card, simply complete, sign, date, and return it promptly in the envelope provided. To be counted, we must receive your signed proxy card by 11:59 p.m. Eastern Time on December 10, 2023, the day prior to the special meeting.

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To vote by proxy over the telephone, dial toll-free, 1-800-690-6903, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number included on the enclosed proxy card. To be counted, we must receive your vote by 11:59 p.m. Eastern Time on December 10, 2023, the day prior to the special meeting.

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To vote by proxy through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number included on the enclosed proxy card. To be counted, we must receive your vote by 11:59 p.m. Eastern Time on December 10, 2023, the day prior to the special meeting.

Beneficial Owner: Shares Held in the Name of Broker, Bank, Nominee, or other Similar Organization

If you are a beneficial owner of shares registered in the name of your Brokerage Firm, you should have received a proxy card and voting instructions with these proxy materials from that organization, rather than from us. Simply follow the instructions provided by your Brokerage Firm to ensure that your vote is counted. To vote virtually during the live webcast of the special meeting, you must obtain a valid proxy from your Brokerage Firm. Follow the instructions from your Brokerage Firm, included with these proxy materials, or contact your Brokerage Firm to request a proxy form.

How many votes do I have?

On all matters that properly come before the special meeting, you have one vote for each share of common stock that you owned as of the close of business on October 18, 2023.

How are votes counted?

Votes will be counted by the inspectors of election appointed for the special meeting, who will separately count “FOR,” “AGAINST” and “ABSTAIN” votes. The effects of abstentions on the Proposal are described below under the question “How many votes are needed to approve the Proposal?” We expect that Nicole Schaltenbrand, our chief financial officer and treasurer, and Michael LiCalsi, our general counsel and secretary, will be appointed as the inspectors of election.

How many votes are needed to approve the Proposal?

Approval of the New Advisory Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Company. Under the Investment Company Act of 1940, as amended (the “1940 Act”), a “majority of outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company’s common stock present or represented by proxy at the special meeting if the holders of more than 50% of the outstanding shares of the Company’s common stock are present or represented by proxy at the special meeting or (b) more than 50% of the outstanding shares of common stock of the Company. Abstentions will have the effect of a vote “AGAINST” this proposal. If the Proposal is approved by the Company’s stockholders, the New Advisory Agreement will be entered into on the Effective Date (as defined below) by the relevant parties. If the Proposal is not approved by the Company’s stockholders, the Board will consider alternatives for the Company, including seeking subsequent approval of a different new investment advisory agreement by the Company’s stockholders.

What are “broker non-votes?”

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the Brokerage Firm or nominee holding the shares. If the beneficial owner does not provide voting instructions, the Brokerage Firm or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

Please note that to be sure your vote is counted on the Proposal, you should instruct your Brokerage Firm how to vote your shares. Because it is a non-routine proposal, your Brokerage Firm is not entitled to vote your shares without your instructions with respect to the approval of the New Advisory Agreement. Thus, if you do not vote or give your Brokerage Firm specific instructions on how to vote for you, your Brokerage Firm cannot vote with respect to the Proposal and your shares will not be treated as present for quorum purposes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all of our outstanding shares of common stock are represented by stockholders present at the meeting or by proxy. On the record date there were 43,508,897 shares of common stock outstanding and entitled to vote. Thus, 21,754,449 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your Brokerage Firm or other nominee) or if you vote in person at the meeting. Abstentions will be counted towards the quorum requirement. If a broker or other recordholder attempts to give us any proxy authority with respect to uninstructed shares, we will not consider those shares present for quorum or any other purposes. If there is no quorum, the stockholders present and entitled to vote at the meeting may adjourn the meeting to another date.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card, or otherwise vote by proxy without making any voting selections, your shares will be voted “FOR” the Proposal. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on the enclosed proxy card) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you wish to revoke your proxy after 11:59 p.m. Eastern Time on December 10, 2023, you may only do so at the special meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date specified thereon.

•	You may grant a subsequent proxy by telephone or through the Internet through www.proxyvote.com on a later date.

•	You may send a timely written notice that you are revoking your proxy to our secretary at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102.

•	You may attend the special meeting and vote virtually during the live webcast. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your Brokerage Firm, you should follow the instructions provided by your broker or bank.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts at your Brokerage Firm(s). Please follow the voting instructions on the proxy cards in each set of the proxy materials to ensure that all of your shares are voted.

How can I find out the results of the voting at the special meeting?

Preliminary voting results will be announced at the special meeting. Final voting results will be published in a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the special meeting. If final voting results are not available to us to timely file a Form 8-K, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

The Adviser will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and other custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. The Company intends to use the services of Alliance Advisors, LLC (“Alliance”) to aid in the distribution and collection of proxies for an estimated fee of approximately $7,000 plus pass through charges (encompassing standard out-of-pocket expenses incurred by Alliance). Alliance’s fees for distribution and collection of proxies and pass through charges will each be paid by the Adviser and such fees and expenses will not be subject to recoupment. Alliance could contact you by telephone on behalf of the Company and urge you to vote. Alliance will not attempt to influence how you vote your shares, but will only ask that you take the time to cast a vote. The Adviser may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, electronic mail or personal solicitation by directors, officers or other regular employees of the Adviser or Gladstone Administration, LLC (the “Administrator”). No additional compensation will be paid to directors, officers or other regular employees for such services. In addition to these written proxy materials, our officers and directors may also solicit proxies in person, by telephone or by other means of communication; however, our officers and directors will not be paid any additional compensation for soliciting proxies. The Adviser may also reimburse Brokerage Firms and other agents for the cost of forwarding proxy materials to beneficial owners and obtaining your voting instructions.

What proxy materials are available on the Internet?

The Notice of the Special Meeting and Proxy Statement are also available at www.proxyvote.com.

PROPOSAL 1

APPROVAL OF THE NEW ADVISORY AGREEMENT

We are asking the Company’s stockholders to approve the New Advisory Agreement, pursuant to which the Adviser will continue to serve as the investment adviser to the Company.

Background

The Adviser has provided investment advisory services to the Company since its inception. Subject to the oversight of the Board, the Adviser serves as the Company’s investment adviser and is responsible for managing the Company’s investments on a day-to-day basis. David Gladstone founded the Adviser and has served as Chief Executive Officer and Chairman of the Board of the Company since its inception.

The proposal to approve the New Advisory Agreement is the result of an anticipated change in control of the Adviser. The Adviser was organized as a corporation under the Delaware General Corporation Law on July 2, 2002. From inception, the Adviser has been 100% indirectly owned and controlled by David Gladstone. David Gladstone owns 100% of the voting and economic interests of The Gladstone Companies, Ltd., which in turn owns 100% of the voting and economic interests of The Gladstone Companies, Inc., which in turn owns 100% of the voting and economic interests of the Adviser. Immediately after approval of the New Advisory Agreement and approval by the stockholders of Gladstone Investment Corporation of a similar proposal, the Adviser will enter into a Voting Trust Agreement, among David Gladstone, Lorna Gladstone, Laura Gladstone, Kent Gladstone and Jessica Martin, each as a trustee and collectively, as the board of trustees of the voting trust (the “Voting Trust Board”), the Adviser and certain stockholders of the Adviser (the “Voting Trust Agreement”), pursuant to which David Gladstone will deposit all of his indirect interests in the Adviser, which represented 100% of the voting and economic interests thereof, with the voting trust.

Pursuant to the Voting Trust Agreement, prior to its Effective Date (as defined below) David Gladstone will, in his sole discretion, have the full, exclusive and unqualified right and power to vote in person or by proxy all of the shares of common stock of the Adviser deposited with the voting trust at all meetings of the stockholders of the Adviser in respect of any and all matters on which the stockholders of the Adviser are entitled to vote under the Adviser’s certificate of incorporation or applicable law, to give consents in lieu of voting such shares of common stock of the Adviser at a meeting of the stockholders of the Adviser in respect of any and all matters on which stockholders of the Adviser are entitled to vote under its certificate of incorporation or applicable law, to enter into voting agreements, waive notice of any meeting of stockholders of the Adviser in respect of such shares of common stock of the Adviser and to grant proxies with respect to all such shares of common stock of the Adviser with respect to any lawful corporate action (collectively, the “Voting Powers”). Commencing on the Effective Date, the Voting Trust Board shall have the full, exclusive and unqualified right and power to exercise the Voting Powers. Each member of the Voting Trust Board shall hold 20% of the voting power of the Voting Trust Board as of the Effective Date. The “Effective Date” shall occur on the earliest of (i) the death of David Gladstone, (ii) David Gladstone’s election (in his sole discretion) and (iii) one year from the date the Voting Trust Agreement is entered into. Following entry into the Voting Trust Agreement, the current members of senior management of the Adviser will continue to manage the day-to-day aspects of the Adviser. Because

David Gladstone indirectly beneficially owns greater than 25% of the voting shares of the Company, and because all power to vote these shares will be transferred to the Voting Trust Board by the Voting Trust Agreement, a “change in control” of the Adviser will be deemed to have occurred under the 1940 Act as a result of the occurrence of the Effective Date. However, all of the current key portfolio management personnel of the Adviser are currently expected to continue their relationship with the Adviser.

Section 2(a)(4) of the 1940 Act provides that the transfer of a controlling interest of an investment adviser, such as will be caused by the change in control, constitutes an “assignment,” and Section 15(a) of the 1940 Act provides that any investment advisory contract must terminate on its “assignment.” Effective upon the change in control, the then-existing investment advisory agreement between the Company and the Adviser (the “Original Advisory Agreement”) will terminate. In order for the Adviser to continue serving as the Company’s investment adviser following the termination of the Original Advisory Agreement, the Company’s stockholders must approve a new investment advisory agreement for the Company. As a result, we are asking the Company’s stockholders to approve the New Advisory Agreement.

The 1940 Act requires that the New Advisory Agreement be approved by the Company’s stockholders in order for it to become effective. At an in-person meeting held August 22, 2023, the Board discussed whether it would be in the best interests of the Company to approve the New Advisory Agreement, to take effect as of the Effective Date. The Board, including all of the independent directors, unanimously approved the New Advisory Agreement and recommended that it be submitted to the Company’s stockholders for approval at the special meeting.

There are no changes to the terms of the Original Advisory Agreement in the New Advisory Agreement, including the fee structure and services to be provided, other than the date and term of the New Advisory Agreement as compared to the Original Advisory Agreement. In addition to there being no changes to the fee structure, no other fees or expenses currently paid by the Company will change as a result of entry into the New Advisory Agreement. There will be no changes to the Company’s principal investment objective, investment strategies, fundamental investment restrictions or principal risks as a result of entry into the Voting Trust Agreement or New Advisory Agreement.

If the Proposal is approved by the Company’s stockholders, the New Advisory Agreement will be entered into by the Company and the Adviser on the Effective Date. The Company will not execute the New Advisory Agreement if there is a change in control of the Adviser other than the one specifically described in this Proxy Statement, or other event that would cause the New Advisory Agreement to terminate pursuant to the 1940 Act, if already executed.

If the Proposal is not approved by the Company’s stockholders, the Board will consider alternatives for the Company, including seeking subsequent approval of a new investment advisory agreement by the Company’s stockholders. If the Proposal is approved, but the Voting Trust Agreement is not entered into or the Effective Date does not occur, the Adviser will continue to serve as investment adviser to the Company pursuant to the Original Advisory Agreement.

Summary of the New Advisory Agreement

A copy of the form of the New Advisory Agreement, marked against the Original Advisory Agreement, is attached to this proxy statement as Exhibit A. The following description of the material terms of the New Advisory Agreement is only a summary and is qualified in its entirety by reference to Exhibit A.

Duration and Termination

The Original Advisory Agreement originally was in effect for an initial two-year term and was continued thereafter for a one-year period following annual approval in the manner required by the 1940 Act. If the stockholders of the Company approve the New Advisory Agreement for the Company, the New Advisory Agreement will be in effect for an initial two-year term and will continue thereafter for successive one-year periods following annual approval in the manner required by the 1940 Act.

Like the Original Advisory Agreement, the New Advisory Agreement may be terminated without penalty (i) by vote of the Board, or by vote of a majority of the outstanding voting securities of the Company or (ii) by the Adviser, each upon not less than sixty (60) days’ written notice to the other. In addition, each of the Original Advisory Agreement and the New Advisory Agreement will terminate automatically in the event of its assignment.

Advisory Services

Subject to the overall supervision of our Board, the Adviser manages the day-to-day operations of, and provides investment management services to us. Under each of the Original Investment Advisory Agreement and New Advisory Agreement, the Adviser (i) determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes; (ii) identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); (iii) closes, monitors and administers the investments we make, including the exercise of any voting or consent rights (iv) determines the securities and other assets that the Company will purchase, retain, or sell; (v) performs due diligence on prospective portfolio companies; and (vi) provides the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

Advisory Fees

Each of the Original Advisory Agreement and New Advisory Agreement provide that the Adviser receives a base management fee and an incentive fee.

Additionally, pursuant to the requirements of the 1940 Act, the Adviser makes available significant managerial assistance to our portfolio companies. The Adviser may also provide other services to our portfolio companies under certain agreements and may receive fees for services other than managerial assistance. Such services may include: (i) assistance obtaining, sourcing or structuring credit facilities, long term loans or additional equity from unaffiliated third parties; (ii) negotiating important contractual financial relationships; (iii) consulting services regarding restructuring of the portfolio company and financial modeling as it relates to raising additional debt and equity capital from unaffiliated third parties; and (iv) taking a primary role in interviewing, vetting and negotiating employment contracts with candidates in connection with adding and retaining key portfolio company management team members. The Adviser non-contractually, unconditionally, and irrevocably credits 100% of any fees for such services against the base management fee that we would otherwise be required to pay to the Adviser. The Adviser additionally non-contractually, unconditionally, and irrevocably credits back to us 100% of the loan servicing fees described below under “Certain Transactions – Loan Servicing Fees”. Our Board of Directors accepted a non-contractual, unconditional, and irrevocable credit from the Adviser to reduce the annual base management fee on syndicated loan participations to 0.5%, to the extent that proceeds resulting from borrowings were used to purchase such syndicated loan participations, for the year ended September 30, 2022.

After giving effect to the amount of management fees credited back to us by the Adviser, for the fiscal year ended September 30, 2022, the Adviser earned an aggregate amount of $13.0 million under the Original Advisory Agreement, which represents management fees and incentive fees in the amount of $5.9 million and $7.1 million, respectively. The New Advisory Agreement includes the same base management fee and incentive fee currently in place under the Original Advisory Agreement.

Management Fee

The base management fee is calculated at an annual rate of 1.75% of our gross assets, excluding cash and cash equivalents but including assets purchased with borrowed funds, and is payable quarterly in arrears. The base management fee is calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter. Base investment advisory fees for any partial month or quarter are appropriately pro rated.

Incentive Fee

The incentive fee consists of two components, the income-based incentive fee and the capital gains-based incentive fee, that are independent of each other, with the result that one component may be payable even if the other is not.

The Advisory Agreement also provides for an incentive fee, which consists of two parts: an income-based incentive fee and a capital gains-based incentive fee. The income-based incentive fee rewards the Adviser if our quarterly net investment income (before giving effect to any incentive fee) exceeds 1.75% of our net assets, which we define as total assets less liabilities and before taking into account any incentive fees payable or contractually due but not payable during the period (the “hurdle rate”), at the end of the immediately preceding calendar quarter. We pay our Adviser an income-based incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate;

•

100.0% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% of our net assets, adjusted appropriately for any share issuances or repurchases during the period, in any calendar quarter; and

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20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% of our net assets, adjusted appropriately for any share issuances or repurchases during the period, in any calendar quarter.

The second part of the incentive fee is a capital gains-based incentive fee that is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains as of the end of the fiscal year. In determining the capital gains-based incentive fee payable to our Adviser, we calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since our inception, and the entire portfolio’s net unrealized capital depreciation, if any, as of the date of the calculation, as applicable, with respect to each of the investments in our portfolio.

Examples of how the incentive fee would be calculated are as follows:

•	Assuming pre-incentive fee net investment income of 0.55%, there would be no income-based incentive fee because such income would not exceed the hurdle rate of 1.75%.

•	Assuming pre-incentive fee net investment income of 2.00%, the income-based incentive fee would be as follows:

= 100% × (2.00% - 1.75%)

= 0.25%

•	Assuming pre-incentive fee net investment income of 2.30%, the income-based incentive fee would be as follows:

= (100% × (“catch-up”: 2.1875% - 1.75%)) + (20% × (2.30% - 2.1875%))

= (100% × 0.4375%) + (20% × 0.1125%)

= 0.4375% + 0.0225%

= 0.46%

•	Assuming net realized capital gains of 6% and realized capital losses and unrealized capital depreciation of 1%, the capital gains-based incentive fee would be as follows:

= 20% × (6% - 1%)

= 20% × 5%

= 1%

Other Provisions

Limitation of Liability and Indemnification

Each of the Original Advisory Agreement and the New Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations (as the same may be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder), our Adviser and its officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with them are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser’s services under the Original Advisory Agreement and New Advisory Agreement, or otherwise as an investment adviser of ours.

Approval

The Original Advisory Agreement was most recently unanimously approved by the Board, including by each of the independent directors, on July 11, 2023, and was last approved by the Company’s stockholders on December 2, 2005.

Executive Officers and Directors of the Adviser

Information regarding the directors and principal executive officers of the Adviser before and after the change of control is set forth below. The Adviser is 100% indirectly owned and controlled by David Gladstone. David Gladstone owns 100% of the voting and economic interests of The Gladstone Companies, Ltd., which in turn owns 100% of the voting and economic interests of The Gladstone Companies, Inc., which in turn owns 100% of the voting and economic interests of the Adviser. The address of David Gladstone, the Adviser and its executive officers is 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102. The following are the directors and executive officers of the Adviser and employees of the Adviser who are officers or directors of the Company:

Before the Change of Control

Name	Position with Adviser	Principal Occupation/Position with the Company
David Gladstone	Chairman and Chief Executive Officer	Chairman and Chief Executive Officer

Terry Lee Brubaker	Director; Vice Chairman and Chief Operating Officer	Chief Operating Officer and Assistant Secretary

Laura Gladstone	Director; Managing Director, Private Finance	N/A

Michael LiCalsi	General Counsel and Secretary	General Counsel and Secretary

Jack Dellafiora	Chief Compliance Officer	Chief Compliance Officer

Paula Novara	Head of Resources Management	Director; Head of Resources Management

Robert L. Marcotte	Executive Vice President of Private Equity (Debt)	President

After the Change of Control

Name	Position with Adviser	Principal Occupation/Position with the Company
David Gladstone	Chairman and Chief Executive Officer	Chairman and Chief Executive Officer

Terry Lee Brubaker	Director; Vice Chairman and Chief Operating Officer	Chief Operating Officer and Assistant Secretary

Laura Gladstone	Director; Managing Director, Private Finance	N/A

Michael LiCalsi	General Counsel and Secretary	General Counsel and Secretary
Jack Dellafiora	Chief Compliance Officer	Chief Compliance Officer

Paula Novara	Head of Resources Management	Director; Head of Resources Management

Robert L. Marcotte	Executive Vice President of Private Equity (Debt)	President

Recommendation of the Board

The Board believes that the terms and conditions of the New Advisory Agreement are fair to, and in the best interests of, the Company and its stockholders. The Board believes that, if stockholders approve the Proposal, the Adviser will continue providing the same level of services as it currently provides under the Original Advisory Agreement. The Adviser presented the Board with information demonstrating that the New Advisory Agreement would enable the Company’s stockholders to continue to obtain quality services at a cost that was fair and reasonable.

The Board noted that the terms of the New Advisory Agreement, including the fees payable thereunder, are identical to those of the Original Advisory Agreement relating to the Company other than the date and term thereof. The Board considered that the services to be provided and the standard of care under the New Advisory Agreement are the same as the Original Advisory Agreement. The Board noted the change in control of the Adviser does not alter the Adviser’s responsibilities and that the Adviser had indicated that it did not anticipate any material changes to the services provided to the Company as a result of the change in control. The Board also observed that approval of the New Advisory Agreement now would allow for continuity of the provision of services to the Company in the event of the death of Mr. Gladstone, without necessity of reliance on an interim advisory agreement.

In considering the New Advisory Agreement, the Board took into consideration (i) the nature, extent and quality of the advisory and other services provided by the Adviser under the Original Advisory Agreement; (ii) historical performance of the Company; (iii) comparative data with respect to advisory fees or similar expenses paid by other business development companies with similar investment objectives; (iv) the Company’s projected operating expenses and expense ratio compared to business development companies with similar investment objectives; (v) any existing and potential sources of indirect income to the Adviser or the Administrator from their relationships with the Company and the profitability of those relationships; (vi) information about the services to be performed and the personnel performing such services under the Original Advisory Agreement; (vii) the organizational capability and financial condition of the Adviser and its affiliates; (viii) the Adviser’s practices regarding the selection and compensation of brokers that may execute the Company’s portfolio transactions and the brokers’ provision of brokerage and research services to the Adviser; (ix) the possibility of obtaining similar services from other third party service providers or through an internally managed structure; and (x) other factors the Board deemed to be relevant. In its deliberations, the Board did not identify any single piece of information discussed below that was all-important, controlling or determinative of its decision.

Nature, Extent and Quality of Services Provided

The Board considered the Adviser’s specific responsibilities in all aspects of day-to-day management of the Company, noting that the services to be provided under the New Advisory Agreement are identical to those services provided under the Original Advisory Agreement. In particular, they noted that the Adviser has served as the Company’s investment adviser since 2004.

In considering the nature, extent and quality of the services to be provided by the Adviser, the Board considered the quality of the Adviser’s compliance infrastructure and past reports from the Company’s Chief Compliance Officer. The Board noted that it had previously reviewed the Adviser’s registration on Form ADV, as well as the response of the Adviser to a detailed series of questions which included, among other things, information about the background and experience of the Adviser’s management and staff. The Board also considered its experience with the Adviser providing investment management services to the Company.

The Board also considered other services to be provided to the Company, such as monitoring adherence to the Company’s investment guidelines and monitoring compliance with various Company policies and procedures and with applicable securities regulations. Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Company by the Adviser.

Comparison of Management Fee and Expense Ratio to Other Business Development Companies

The Board reviewed and considered comparative data with respect to the expense ratios and the amount and structure of the expenses paid by other externally managed business development companies. The Board noted that the Company’s base management fee of 1.75% was within the range of base management fees charged by other similar externally managed business development companies. The Board also discussed that the incentive fee was consistent with the range of other externally managed business development companies. The comparative data assisted the Board in assessing the fairness and reasonableness of the management and incentive fees to be paid under the New Advisory Agreement as well as the total estimated expenses to be paid by the Company. Based on the information reviewed and the considerations detailed above, the Board, including the independent directors, concluded that the fee and expense structure is fair and reasonable in relation to the services provided.

Experience of Management Team and Personnel

The Board discussed the experience of current key personnel of the Adviser and its affiliates. The Board considered that all of the current key portfolio management personnel of the Adviser are currently expected to continue their relationship with the Adviser.

Historical Performance

The Board considered the historical management of the Company by the Adviser. Based on the information reviewed, the Board concluded that it was satisfied by the historical performance of the Adviser.

Costs of Services Provided and Economies of Scale

The Board considered the costs incurred by the Company and the Adviser to provide services to the Company, the expected costs to be incurred by the Adviser, the profit that the Adviser may realize, and the Adviser’s financial condition. Based on its review, the Board concluded that the Adviser is financially able to provide the Company with the services enumerated in the New Advisory Agreement.

The Board considered the extent to which economies of scale may be realized as the Company grows, but concluded that material economies of scale are unlikely given the amount of time and effort involved in originating investments consistent with the Company’s current investment strategy limits the Company’s ability to realize economies of scale regardless of the Company’s size.

Conclusion

No single factor was determinative of the Board’s decision to approve the New Advisory Agreement; rather, the Board based its determination on the total mix of information available to it. Based on a consideration of all the factors in their totality, the Board, including each of the independent directors, unanimously determined that the New Advisory Agreement, including the compensation payable under the agreement, was fair and reasonable to the Company. The Board, including each of the independent directors, therefore unanimously determined that the approval of the New Advisory Agreement was in the best interests of the Company and its stockholders.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE NEW ADVISORY AGREEMENT.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the common stock of the Company as of October 18, 2023, by: (i) each current director; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock. Except as otherwise noted, the address of the individuals below is c/o Gladstone Capital Corporation, 1521 Westbranch Drive, Suite 100, McLean, VA 22102. As of October 18, 2023, no independent director (or his/her immediate family members) owned securities of our Adviser.

Beneficial Ownership of Common Stock (1)(2)
Name and Address	Number of Common Shares		Percent of Total Common Shares
Directors:
Paul W. Adelgren	14,250		*
Michela A. English	1,588	(3)	*
David Gladstone	1,196,124	(4)	2.74%
Paula Novara	1,554		*
John H. Outland	4,099		*
Anthony W. Parker	-		*
Walter H. Wilkinson, Jr.	22,552		*
Named Executive Officers (that are not also Directors):
Nicole Schaltenbrand	5,313	(5)	*
All executive officers and directors as a group (10 persons) (6)	1,772,913		4.07%

*	Less than 1%
(1)

This table is based upon information supplied by executive officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and sole investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 43,508,897 shares of common stock outstanding on October 18, 2023.

(2)	Ownership calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).
(3)	Includes 1,588 shares that are pledged as collateral in connection with a margin account.
(4)	Includes 187,259 shares held indirectly through The Gladstone Companies, Ltd. and 26,405 shares held indirectly through Gladstone International Corporation, Ltd.
(5)	Includes 1,022 shares held indirectly by Ms. Schaltenbrand’s spouse.
(6)	There are no employees compensated by the Company. All the employees are compensated by the Adviser and/or Administrator.

The following table sets forth, as of October 18, 2023, the dollar range of equity securities that are beneficially owned by each of our directors in the Company and in both the Company and Gladstone Investment Corporation in the aggregate. Gladstone Investment Corporation is our affiliate and a business development company that is also externally managed by our Adviser.

Name	Dollar Range of Equity Securities of the Company Owned by Director (1)(2)	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director in Family of Investment Companies (1)(2)
Interested Directors:
David Gladstone	Over $100,000	Over $100,000
Paula Novara	$10,000-$50,000	$10,000-$50,000

Independent Directors:
Paul W. Adelgren	Over $100,000	Over $100,000
Michela A. English	$10,000-$50,000	$10,000-$50,000
John H. Outland	$10,000-$50,000	Over $100,000
Anthony W. Parker	None	Over $100,000
Walter H. Wilkinson, Jr.	Over $100,000	Over $100,000

(1)	Ownership is calculated in accordance with Rule 16a-1(a)(2) of the 1934 Act.
(2)

The dollar range of equity securities beneficially owned is calculated by multiplying the closing price of the respective class as reported on The Nasdaq Global Select Market as of October 18, 2023, by the number of shares of the respective class so beneficially owned and aggregated accordingly.

Gladstone Commercial Corporation, our affiliate and a real estate investment trust, is also managed by our Adviser. The following table sets forth certain information regarding the ownership of the common and preferred stock of Gladstone Commercial Corporation as of October 18, 2023, by each independent director. As of October 18, 2023, none of our independent directors owns any class of stock of Gladstone Commercial Corporation, other than common stock.

Name	Number of Common Shares		Percent of Class of Common Shares	Value of Securities($) (1)
Independent Directors:
Paul W. Adelgren	15,849		*	$195,101
Michela A. English	1,761	(2)	*	$21,678
John H. Outland	3,511		*	$43,220
Anthony W. Parker	42,206		*	$519,556
Walter H. Wilkinson, Jr.	11,865		*	$146,058

*	Less than 1%
(1)

Ownership calculated in accordance with Rule 16a-1(a)(2) of the 1934 Act. The value of securities beneficially owned is calculated by multiplying the closing price of the respective class as reported on The Nasdaq Global Select Market as of October 18, 2023, by the number of shares of the respective class so beneficially owned and aggregated accordingly.

(2)	Includes 1,761 shares that are pledged as collateral in connection with a margin account.

Gladstone Land Corporation, our affiliate and a real estate investment trust, is also managed by our Adviser. The following table sets forth certain information regarding the ownership of the common stock of Gladstone Land Corporation as of October 18, 2023, by each independent director. As of October 18, 2023, none of our independent directors owns any preferred stock of Gladstone Land Corporation.

Name	Number of Common Shares		Percent of Class of Common Shares	Value of Securities($) (1)
Paul W. Adelgren	14,281		*	$206,646
Michela A. English	845	(2)	*	$12,227
John H. Outland	2,142		*	$30,995
Anthony W. Parker	6,601		*	$95,516
Walter H. Wilkinson, Jr.	11,811		*	$170,905

*	Less than 1%
(1)

Ownership calculated in accordance with Rule 16a-1(a)(2) of the 1934 Act. The value of securities beneficially owned is calculated by multiplying the closing price of the respective class as reported on The Nasdaq Global Market as of October 18, 2023, by the number of shares of the respective class so beneficially owned and aggregated accordingly.

(2)	Includes 845 shares that are pledged as collateral in connection with a margin account.

Insider Trading Policy

The Company has adopted a Code of Ethics that, among other things, prohibits directors, officers and other employees of Gladstone Land Corporation, Gladstone Commercial Corporation or Gladstone Investment Corporation (collectively, with the Company, the “Funds”), the Company, the Administrator or the Adviser, including such persons’ immediate family members, from entering into a short sale transaction or trading in options (including puts and calls), warrants, convertible securities, appreciation rights or other derivative securities, with respect to the Company’s securities (or securities of the Funds) or use any other derivative transaction or instrument to take a short position in respect of such Fund’s securities.

CERTAIN TRANSACTIONS

Administration Agreement

Under the Administration Agreement, we pay separately for administrative services including record keeping and regulatory compliance functions. Payments under the Administration Agreement are equal to our allocable portion of our Administrator’s overhead expenses in performing its obligations under the Administration Agreement, including rent for the space occupied by our Administrator, and our allocable portion of the salaries, bonuses, and benefits expenses of our chief financial officer, treasurer, chief valuation officer, chief compliance officer, general counsel and secretary and their respective staffs. Our allocable portion of the Administrator’s expenses are generally derived by multiplying our Administrator’s total expenses by the approximate amount of time the Administrator’s employees perform services for us in relation to their time spent performing services of all companies serviced by our Administrator under contractual agreements.

Our Administrator is 100% indirectly owned and controlled by David Gladstone, the chairman of our Board and our chief executive officer. Mr. Gladstone is also the chairman of the board of directors and chief executive officer of our Adviser. Terry Lee Brubaker, our chief operating officer and assistant secretary, is a member of the board of directors of our Adviser and its vice chairman, chief operating officer and assistant secretary. Ms. Novara, a member of our Board, is Head of Human Resources, Facilities & Office Management and IT of our Adviser. Although we believe that the terms of the Administration Agreement are no less favorable to us than those that could be obtained from unaffiliated third parties in arms’ length transactions, our Administrator, their officers and their directors have a material interest in the terms of these agreements. During the fiscal year ended September 30, 2022, we incurred total fees of approximately $1.6 million to our Administrator under the Administration Agreement.

The principal executive office of the Administrator is located at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102.

Loan Servicing Fee

The Adviser also services the loans held by Gladstone Business Loan, LLC (“Business Loan”), the borrower under our line of credit, in return for which the Adviser receives a 1.5% annual fee payable monthly based on the aggregate outstanding balance of loans pledged under our line of credit. Since Business Loan is a consolidated subsidiary of ours, and the total base management fee paid to the Adviser pursuant to the Original Advisory Agreement cannot exceed 1.75% of total assets (including investments made with proceeds of borrowings, less any uninvested cash and cash equivalents resulting from borrowings) during any given calendar year, we treat payment of the loan servicing fee pursuant to our line of credit as a pre-payment of a portion of the base management fee under the Original Advisory Agreement. Accordingly, these loan servicing fees are 100% voluntarily, irrevocably and unconditionally credited back to us by the Adviser. Loan servicing fees of approximately $6.3 million were incurred for the fiscal year ended September 30, 2022, all of which were directly credited against the amount of the base management fee due to our Adviser under the Original Advisory Agreement.

Investment Banking Services

Gladstone Securities, an affiliated broker dealer which is 100% indirectly owned and controlled by David Gladstone, provides investment banking services to most of our portfolio companies for which it receives a fee (paid by such portfolio companies) in an amount not greater than 1% of each investment at closing. Messrs. LiCalsi and Dellafiora serve on the board of managers of Gladstone Securities and certain of the employees of the Adviser, who are also registered representatives of Gladstone Securities, perform the investment banking services on behalf of Gladstone Securities. Any such fees paid by portfolio companies to Gladstone Securities do not impact the fees we pay to the Adviser or the non-contractual, unconditional, and irrevocable credits against the base management fee. Therefore, they are not credited back to the Company and are entirely retained by Gladstone Securities. The fees received by Gladstone Securities from portfolio companies during the year ended September 30, 2022 totaled $1.1 million.

Conflict of Interest Policy

We have adopted written policies to reduce potential conflicts of interest. In addition, our directors are subject to certain provisions of Maryland law (as we are a Maryland corporation) that are designed to minimize conflicts. Under our current conflict of interest policy, without the approval of a “required majority,” as defined under the 1940 Act, which means both a majority of directors who have no financial interest in the transaction and a majority of directors who are not interested persons of ours, we will not:

•	acquire from or sell to any of our officers, directors or employees, or any entity in which any of our officers, directors or employees has an interest of more than 5%, any assets or other property;

•	borrow from any of our directors, officers or employees, or any entity in which any of our officers, directors or employees has an interest of more than 5%; or

•

engage in any other transaction with any of our directors, officers or employees, or any entity in which any of our directors, officers or employees has an interest of more than 5% (except that our Adviser may lease office space in a building that we own, provided that the rental rate under the lease is determined by our independent directors to be at a fair market rate).

Where allowed by applicable rules and regulations, from time to time we may enter into transactions with our Adviser or one or more of its affiliates. A required majority of our directors, as defined under the 1940 Act, must approve all such transactions with our Adviser or its affiliates.

Indemnification

In our articles of incorporation and bylaws, we have agreed to indemnify certain officers and directors by providing, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, to the fullest extent permitted under Maryland law and our bylaws. Notwithstanding the foregoing, the indemnification provisions shall not protect any officer or director from liability to us or our stockholders as a result of any action that would constitute willful misfeasance, bad faith or gross negligence in the performance of such officer’s or director’s duties, or reckless disregard of his or her obligations and duties.

Each of the Original Advisory Agreement and Administration Agreement provides, and the New Advisory Agreement will provide, that, absent willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations (as the same may be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder), our Adviser, our Administrator and their respective officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with them are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser’s or Administrator’s services under the Original Advisory Agreement, Administration Agreement or New Advisory Agreement, respectively, or otherwise as an investment adviser of ours.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

In connection with the special meeting, a number of brokers with account holders who are Gladstone Capital Corporation stockholders will be “householding” our proxy materials. A single set of meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of meeting materials, please notify your broker. Stockholders who currently receive multiple copies of meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers. Stockholders of record can direct their written request for “householding” or to receive separate proxy materials to Investor Relations at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102 or call our toll-free investor relations line at (866) 366-5745.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the special meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

We will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended September 30, 2022, including consolidated financial statements, but not including exhibits, to each of our stockholders of record on October 18, 2023, and to each beneficial stockholder on that date upon written request made to our secretary at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102 or by calling toll-free (866) 366-5745. Such request must set forth a good faith representation that the requesting party is a beneficial owner of our common stock. The Annual Report with exhibits is also available at no cost through the SEC’s EDGAR database available at www.sec.gov.

SUBMISSION OF STOCKHOLDER PROPOSALS

We will consider for inclusion in our proxy materials for the 2024 annual meeting proposals that we receive not later than August 18, 2023 and that comply with all applicable requirements of Rule 14a-8 promulgated under the 1934 Act, and our bylaws. Stockholders must submit their proposals to our secretary at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102.

In addition, any stockholder who wishes to propose a nominee to our Board or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the 1934 Act) must comply with the advance notice provisions and other requirements of Article II, Section 4(b) of our bylaws, a copy of which is on file with the SEC and may be obtained without charge from our secretary upon request.

These notice provisions require that nominations of persons for election to our Board and proposals of business to be considered by the stockholders for the 2024 annual meeting must be made in writing and submitted to our secretary at the address above no earlier than November 4, 2023 (90 days before the first anniversary of our 2023 annual meeting) and not later than December 4, 2023 (60 days before the first anniversary of the 2023 annual meeting). You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

By Order of the Board of Directors

Michael LiCalsi
General Counsel and Secretary

October 26, 2023

Exhibit A

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

BETWEEN

GLADSTONE CAPITAL CORPORATION

AND

GLADSTONE MANAGEMENT CORPORATION

AGREEMENT is made this [●] day of [●] 20[●], by and between Gladstone Capital Corporation, a Maryland corporation (the “Fund”), and Gladstone Management Corporation, a Delaware corporation (the “Adviser”).

WHEREAS, the Fund is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser is an investment adviser that has registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Fund has previously retained the Adviser to provide investment advisory services with respect to the Fund pursuant to that certain Fourth Amended and Restated Investment Advisory and Management Agreement, dated April 12, 2022 (the “Prior Agreement”); and

WHEREAS, concurrent with the termination of the Prior Agreement, the Fund desires to continue to retain the Adviser to furnish investment advisory services to the Fund on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	DUTIES OF THE ADVISER.

(a) The Fund hereby employs the Adviser to act as the investment adviser to the Fund and to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board of Directors of the Fund, for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Fund’s filings with the Securities and Exchange Commission, (ii) in accordance with the Investment Company Act and (iii) during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Fund’s articles of incorporation and by-laws. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Fund; (iii) close and monitor the Fund’s investments; (iv) determine the securities and other assets that the Fund will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the

Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds. The Adviser shall have the discretion, power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments and the placing of orders for other purchase or sale transactions on behalf of the Fund. In the event that the Fund determines to acquire debt financing, the Adviser will arrange for such financing on the Fund’s behalf, subject to the oversight and approval of the Fund’s Board of Directors. If it is necessary for the Adviser to make investments on behalf of the Fund through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Company Act.

(b) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) Subject to the requirements of the Investment Company Act, the Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Fund’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Fund, subject to the oversight of the Adviser and the Fund. The Adviser, and not the Fund, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law and shall contain a provision requiring the Sub-Adviser to comply with sections 1(e) and 1(f) below as if it were the Adviser.

(d) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(e) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Fund and shall specifically maintain all books and records with respect to the Fund’s portfolio transactions and shall render to the Fund’s Board of Directors such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Fund are the property of the Fund and will surrender promptly to the Fund any such records upon the Fund’s request, provided that the Adviser may retain a copy of such records.

(f) The Adviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities laws by the Adviser. The Adviser has provided the Fund, and shall provide the Fund at such times in the future as the Fund shall reasonably request, with a copy of such policies and procedures and a report of such policies and procedures. Such report shall be of sufficient scope and in sufficient detail, as may reasonably be required to comply with Rule 38a-1 under the Investment Company Act and to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the report shall so state.

2.	FUND’S RESPONSIBILITIES AND EXPENSES PAYABLE BY THE FUND.

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Fund. The Fund will bear all other costs and expenses of its operations and transactions, including (without limitation) those relating to: organization and offering; calculating the Fund’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors (such as independent valuation firms, accountants and legal counsel), in monitoring financial and legal affairs for the Fund and in monitoring the Fund’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance the Fund’s investments; offerings of the Fund’s common stock and other securities; investment advisory and management fees; administration fees, if any, payable under the Administration Agreement between the Fund and Gladstone Administration, LLC (the “Administrator”), the Fund’s administrator; fees payable to third parties (including agents, consultants or other advisors) relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Fund’s shares on any securities exchange; federal, state and local taxes; independent Directors’ fees and expenses; costs of preparing and filing reports or other documents required by the Securities and Exchange Commission; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Fund’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Fund or the Administrator in connection with administering the Fund’s business, including payments under the Administration Agreement between the Fund and the Administrator based upon the Fund’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Fund’s chief compliance officer, chief financial officer, controller and their respective staffs.

3.	COMPENSATION OF THE ADVISER.

The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Fund shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.

(a)	Base Management Fee.

(i) The Base Management Fee shall be payable quarterly in arrears, and shall be calculated at an annual rate of 1.75% of the average value of the Fund’s total assets, including investments made with proceeds of borrowings, less any uninvested cash or cash equivalents resulting from borrowings (the “Gross Assets”), valued as of the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.

(ii) Base Management Fees payable for any partial month or quarter will be appropriately prorated.

(b)	The Incentive Fee shall consist of two parts, as follows:

(i) One part will be calculated and payable quarterly in arrears based on the pre-Incentive Fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-Incentive Fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, consulting fees that the Fund receives from portfolio companies, but excluding fees for providing managerial assistance) accrued by the Fund during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the Base Management Fee (less any rebate of other fees received by the Adviser), expenses payable under the Administration Agreement between the Fund and the Administrator and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre- Incentive Fee net investment income, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.75% per quarter (7% annualized). The Fund will pay the Adviser an Incentive Fee with respect to the Fund’s pre-Incentive Fee net investment income in each calendar quarter as follows: (1) no Incentive Fee in any calendar quarter in which the Fund’s pre-Incentive Fee net investment income does not exceed the hurdle rate; (2) 100% of the Fund’s pre-Incentive Fee net investment income with respect to that portion of such pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and (3) 20% of the amount of the Fund’s pre-Incentive Fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

(ii) The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each fiscal year (or upon termination of this Agreement as set forth below), commencing on September 30, 2007, and will equal 20.0% of the Fund’s realized capital gains, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year. The amount of capital gains used to determine the Capital Gains Fee shall be calculated at the end of each applicable year by subtracting the sum of the Fund’s Cumulative Aggregate Realized Capital Losses and Aggregate Unrealized Capital Depreciation from the Fund’s Cumulative Aggregate Realized Capital Gains (each as defined in Section 3(b)(iii) below). If this number is positive at the end of such year, then the Capital Gains Fee for such year will be equal to 20.0% of such amount, less the aggregate amount of any Capital Gains Fees paid in all prior years. In the event that this Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a Capital Gains Fee.

(iii) For purposes of this Section 3:

(1) “Cumulative Aggregate Realized Capital Gains” shall mean the sum of the differences between the net sales price of each investment in the Fund’s portfolio when sold, and the original cost of such investment since inception of the Fund.

(2) “Cumulative Aggregate Realized Capital Losses” shall mean the sum of the amounts by which the net sales price of each investment in the Fund’s portfolio when sold is less than the original cost of such investment since inception of the Fund.

(3) “Aggregate Unrealized Capital Depreciation” shall mean the sum of the difference, if negative, between the valuation of each investment in the Fund’s portfolio as of the applicable Capital Gains Fee calculation date and the original cost of such investment.

4.	COVENANTS OF THE ADVISER.

The Adviser covenants that it is registered as an investment adviser under the Advisers Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.	EXCESS BROKERAGE COMMISSIONS.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund’s portfolio, and constitutes the best net results for the Fund.

6.	LIMITATIONS ON THE EMPLOYMENT OF THE ADVISER.

The services of the Adviser to the Fund are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Fund, so long as its services to the Fund hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Fund’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Fund, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Fund are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Fund as stockholders or otherwise.

7.	RESPONSIBILITY OF DUAL DIRECTORS, OFFICERS OR EMPLOYEES.

If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer or employee of the Fund and acts as such in any business of the Fund, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Fund, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

8.	LIMITATION OF LIABILITY OF THE ADVISER: INDEMNIFICATION.

The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation the Administrator) shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Fund shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner and the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of; any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the Securities and Exchange Commission or its staff thereunder).

9.	EFFECTIVENESS, DURATION AND TERMINATION OF AGREEMENT.

This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Fund’s Board of Directors, or by the vote of a majority of the outstanding voting securities of the Fund and (b) the vote of a majority of the Fund’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Fund, or by the vote of the Fund’s Directors or by the Adviser. This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Paragraph 8 of this Agreement shall remain in full force and effect, and the Adviser and its representatives shall remain entitled to the benefits thereof, notwithstanding any termination or expiration of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration.

10.	NOTICES.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11.	AMENDMENTS.

This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the Investment Company Act.

12.	ENTIRE AGREEMENT; GOVERNING LAW.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of Delaware or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

GLADSTONE CAPITAL CORPORATION

By:
Name:
Title:

GLADSTONE MANAGEMENT CORPORATION

By:
Name:
Title:

[Signature Page to Investment Advisory and Management Agreement]

~~FOURTH AMENDED AND RESTATED~~

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

BETWEEN

GLADSTONE CAPITAL CORPORATION

AND

GLADSTONE MANAGEMENT CORPORATION

AGREEMENT is made this ~~12th~~[●] day of ~~April 2022~~[●] 20[●], by and between Gladstone Capital Corporation, a Maryland corporation (the “Fund”), and Gladstone Management Corporation, a Delaware corporation (the “Adviser”).

WHEREAS, the Fund is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser is an investment adviser that has registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Fund ~~and~~has previously retained the Adviser ~~are party~~to provide investment advisory services with respect to the Fund pursuant to that certain ~~Third~~Fourth Amended and Restated Investment Advisory and Management Agreement, dated April ~~13~~12, ~~2021~~2022 (the “Prior Agreement”); and

~~WHEREAS, the Fund and the Adviser wish to amend and restate the Prior Agreement hereby; and~~

WHEREAS, concurrent with the termination of the Prior Agreement, the Fund desires to continue to retain the Adviser to furnish investment advisory services to the Fund on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

~~Now~~NOW, ~~Therefore~~THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	DUTIES OF THE ADVISER.

(a) The Fund hereby employs the Adviser to act as the investment adviser to the Fund and to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board of Directors of the Fund, for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Fund’s ~~Registration Statement on Form N-2, as the same shall be amended from time to time (as amended, the “Registration Statement”)~~filings with the Securities and Exchange Commission, (ii) in accordance with the Investment Company Act and (iii) during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Fund’s ~~charter~~articles of incorporation and by-laws. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Fund; (iii) close and monitor the Fund’s investments; (iv) determine the securities and other assets that the Fund will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds. The Adviser shall have the discretion, power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments and the placing of orders for other purchase or sale transactions on behalf of the Fund. In the event that the Fund determines to acquire debt financing, the Adviser will arrange for such financing on the Fund’s behalf, subject to the oversight and approval of the Fund’s Board of Directors. If it is necessary for the Adviser to make investments on behalf of the Fund through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Company Act.

(b) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) Subject to the requirements of the Investment Company Act, the Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Fund’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Fund, subject to the oversight of the Adviser and the Fund. The Adviser, and not the Fund, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law and shall contain a provision requiring the Sub-Adviser to comply with sections 1(e) and 1(f) below as if it were the Adviser.

(d) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(e) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Fund and shall specifically maintain all books and records with respect to the Fund’s portfolio transactions and shall render to the Fund’s Board of Directors such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Fund are the property of the Fund and will surrender promptly to the Fund any such records upon the Fund’s request, provided that the Adviser may retain a copy of such records.

(f) The Adviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities laws by the Adviser. The Adviser has provided the Fund, and shall provide the Fund at such times in the future as the Fund shall reasonably request, with a copy of such policies and procedures and a report of such policies and procedures. Such report shall be of sufficient scope and in sufficient detail, as may reasonably be required to comply with Rule 38a-1 under the Investment Company Act and to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the report shall so state.

2.	FUND’S RESPONSIBILITIES AND EXPENSES PAYABLE BY THE FUND.

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Fund. The Fund will bear all other costs and expenses of its operations and transactions, including (without limitation) those relating to: organization and offering; calculating the Fund’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors (such as independent valuation firms, accountants and legal counsel), in monitoring financial and legal affairs for the Fund and in monitoring the Fund’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance the Fund’s investments; offerings of the Fund’s common stock and other securities; investment advisory and management fees; administration fees, if any, payable under the Administration Agreement between the Fund and Gladstone Administration, LLC (the “Administrator”), the Fund’s administrator; fees payable to third parties (including agents, consultants or other advisors) relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Fund’s shares on any securities exchange; federal, state and local taxes; independent Directors’ fees and expenses; costs of preparing and filing reports or other documents required by the Securities and Exchange Commission; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Fund’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Fund or the Administrator in connection with administering the Fund’s business, including payments under the Administration Agreement between the Fund and the Administrator based upon the Fund’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Fund’s chief compliance officer, chief financial officer, controller and their respective staffs.

3.	COMPENSATION OF THE ADVISER.

The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Fund shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.

(a)	Base Management Fee.

(i) The Base Management Fee shall be payable quarterly in arrears, and shall be calculated at an annual rate of 1.75% of the average value of the Fund’s total assets, including investments made with proceeds of borrowings, less any uninvested cash or cash equivalents resulting from borrowings (the “Gross Assets”), valued as of the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.

(ii) Base Management Fees payable for any partial month or quarter will be appropriately prorated.

(b)	The Incentive Fee shall consist of two parts, as follows:

(i) One part will be calculated and payable quarterly in arrears based on the pre-Incentive Fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-Incentive Fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, consulting fees that the Fund receives from portfolio companies, but excluding fees for providing managerial assistance) accrued by the Fund during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the Base Management Fee, (less any rebate of other fees received by the Adviser), expenses payable under the Administration Agreement between the Fund and the Administrator and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.75% per quarter (7% annualized). The Fund will pay the Adviser an Incentive Fee with respect to the Fund’s pre-Incentive Fee net investment income in each calendar quarter as follows: (1) no Incentive Fee in any calendar quarter in which the Fund’s pre-Incentive Fee net investment income does not exceed the hurdle rate; (2) 100% of the Fund’s pre-Incentive Fee net investment income with respect to that portion of such pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and (3) 20% of the amount of the Fund’s pre-Incentive Fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized). ~~For purposes of the period beginning April 1, 2022 through March 31, 2023, Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 2.00% per quarter (8% annualized). The Fund will pay the Adviser an Incentive Fee with respect to the Fund’s pre-Incentive Fee net investment income in each calendar quarter as follows: (1) no Incentive Fee in any calendar quarter in which the Fund’s pre-Incentive Fee net investment income does not exceed the hurdle rate; (2) 100% of the Fund’s pre-Incentive Fee net investment income with respect to that portion of such pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than 2.50% in any calendar quarter (10.00% annualized); and (3) 20% of the amount of the Fund’s pre-Incentive Fee net investment income, if any, that exceeds 2.50% in any calendar quarter (10.00% annualized). These calculations will be appropriately pro rated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.~~

(ii) The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each fiscal year (or upon termination of this Agreement as set forth below), commencing on September 30, 2007, and will equal 20.0% of the Fund’s realized capital gains, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year. The amount of capital gains used to determine the Capital Gains Fee shall be calculated at the end of each applicable year by subtracting the sum of the Fund’s Cumulative Aggregate Realized Capital Losses and Aggregate Unrealized Capital Depreciation from the Fund’s Cumulative Aggregate Realized Capital Gains (each as defined in Section 3(b)(iii) below). If this number is positive at the end of such year, then the Capital Gains Fee for such year will be equal to 20.0% of such amount, less the aggregate amount of any Capital Gains Fees paid in all prior years. In the event that this Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a Capital Gains Fee.

(iii) For purposes of this Section 3:

(1) “Cumulative Aggregate Realized Capital Gains” shall mean the sum of the differences between the net sales price of each investment in the Fund’s portfolio when sold, and the original cost of such investment since inception of the Fund.

(2) “Cumulative Aggregate Realized Capital Losses” shall mean the sum of the amounts by which the net sales price of each investment in the Fund’s portfolio when sold is less than the original cost of such investment since inception of the Fund.

(3) “Aggregate Unrealized Capital Depreciation” shall mean the sum of the difference, if negative, between the valuation of each investment in the Fund’s portfolio as of the applicable Capital Gains Fee calculation date and the original cost of such investment.

4.	COVENANTS OF THE ADVISER.

The Adviser covenants that it is registered as an investment adviser under the Advisers Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.	EXCESS BROKERAGE COMMISSIONS.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund’s portfolio, and constitutes the best net results for the Fund.

6.	LIMITATIONS ON THE EMPLOYMENT OF THE ADVISER.

The services of the Adviser to the Fund are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Fund, so long as its services to the Fund hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Fund’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Fund, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Fund are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Fund as stockholders or otherwise.

7.	RESPONSIBILITY OF DUAL DIRECTORS, OFFICERS OR EMPLOYEES.

If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer or employee of the Fund and acts as such in any business of the Fund, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Fund, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

8.	LIMITATION OF LIABILITY OF THE ADVISER: INDEMNIFICATION.

The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation the Administrator) shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Fund shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner and the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of; any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the Securities and Exchange Commission or its staff thereunder).

9.	EFFECTIVENESS, DURATION AND TERMINATION OF AGREEMENT.

This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect for ~~one year~~two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Fund’s Board of Directors, or by the vote of a majority of the outstanding voting securities of the Fund and (b) the vote of a majority of the Fund’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Fund, or by the vote of the Fund’s Directors or by the Adviser. This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Paragraph 8 of this Agreement shall remain in full force and effect, and the Adviser and its representatives shall remain entitled to the benefits thereof, notwithstanding any termination or expiration of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration.

~~All fees and calculations contemplated hereunder, including those for the quarter ending June 30, 2022 and any period thereafter, shall be calculated as if this Agreement was effective as of April 1, 2022.~~

10.	NOTICES.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11.	AMENDMENTS.

This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the Investment Company Act.

12.	ENTIRE AGREEMENT; GOVERNING LAW.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of Delaware or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

GLADSTONE CAPITAL CORPORATION

By:
~~Bob Marcotte~~Name:
~~President~~Title:

GLADSTONE MANAGEMENT CORPORATION

By:
~~David Gladstone~~Name:
~~Chief Executive Officer~~Title:

[Signature Page to Investment Advisory and Management Agreement]

   GLADSTONE CAPITAL CORPORATION

   1521 WESTBRANCH DRIVE, SUITE 100

   MCLEAN, VA 22102

Proxy Card For Common Stockholders

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/GLAD2023SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V22973-S76161	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

GLADSTONE CAPITAL CORPORATION

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

1. To approve a new investment advisory agreement between Gladstone Capital Corporation (the “Company”) and Gladstone Management Corporation, the investment adviser to the Company.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V22974-S76161

GLADSTONE CAPITAL CORPORATION

Special Meeting of Stockholders

December 11, 2023 - 10:30 a.m. Eastern Time

This proxy is solicited by the Board of Directors

PROXY FOR COMMON SHARES

The undersigned hereby appoints Nicole Schaltenbrand and Michael LiCalsi, and each of them acting individually, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gladstone Capital Corporation which the undersigned may be entitled to vote at the 2023 Special Meeting of Stockholders of Gladstone Capital Corporation to be held virtually at www.virtualshareholdermeeting.com/GLAD2023SM, on December 11, 2023 at 10:30 a.m. Eastern Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this proxy will be voted in favor of the proposal 1 as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

Continued and to be signed on reverse side